Exhibit 99.1

Maui Land & Pineapple Company Reports Fiscal 2024 Third Quarter Results

KAPALUA, Hawai‘i / November 14, 2024 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the nine month period ended September 30, 2024.

“Our third-quarter results demonstrate strong momentum across all business segments, with an 18.6% increase in revenue compared to last year,” said CEO Race Randle. “We’re encouraged by this growth as we continue making strategic investments in our portfolio of commercial properties and landholdings. This includes progressing the planning on over 3,500 acres in West Maui and over 600 acres in Hali‘imaile, with improvements and value uplift to occur over the next several years. These initiatives reinforce our commitment to addressing community needs and delivering long-term value to our shareholders.”

Third Quarter 2024 Highlights

Strategic investments to elevate and enhance our commercial centers has contributed to an approximately 19% increase in leased area for the nine months ended September 30, 2024. Due to this improved occupancy, a recent land sale of a non-strategic parcel, and operational improvements of resort amenities, the company has experienced an 18.6% growth in overall operating revenue.

Business Segment Results:

●	Land Development and Sales
o	Land development and sales revenue increased by $181,000 to $200,000 during the nine months ended September 30, 2024, as compared to $19,000 in 2023. This resulted from the first non-strategic parcel sale of an easement in West Maui. Non-strategic parcels are currently being marketed for sale to generate additional cashflow in support of strategic land improvements. Additionally, our first land development project in Hali’imaile, a partnership with a local community builder, began its marketing efforts. As noted in our annual shareholder presentation, while non-strategic parcels will be monetized in the near term, proceeds from improved land sales will generally require years to realize, as necessary improvements are required to enable their productive use.
o

Land development and sales related operating costs increased $161,000 year-over-year as we began to implement strategic land improvement efforts, including planning and engineering across ten projects in Upcountry and West Maui. Cash expended toward these active projects amounted to $984,000 during the nine months ended September 30, 2024. These expenditures include planning, engineering, and site preparations to allow the land to be utilized for homes, businesses, farms, temporary housing, resort projects, and other active uses.

●	Leasing
o	The leased area of our commercial properties increased 19% in 2024 as we continue to reposition and actively lease our portfolio to generate steady operational cashflow in a supply-constrained market.
o	Leasing revenues increased by $899,000 to $7,148,000 for the nine months ended September 30, 2024, as compared to $6,249,000 for the nine months ended September 30, 2023, indicating that percentage rents and associated tenant sales have substantially recovered following the August 2023 wildfires. Approximately $169,000 of the increase was due to the 2023 common area maintenance adjustment realized in the third quarter of 2024. We anticipate revenue rising as occupancy continues to increase, improvements are completed, and new tenants open for business.
o

Cash expended on tenant improvements at our commercial centers amounted to $1,063,000 during the nine months ended September 30, 2024, and additional capital improvements are expected to continue as needed to support the profitable lease-up of our town centers.

●	Resort Amenities and Other
o

Revenue from resort amenities and other, including the Kapalua Club, increased by $201,000 to $805,000 for the nine months ended September 30, 2024, compared to the same period last year, due to acceptance of new Kapalua Club memberships and the recognition of additional club dues upon updates of membership levels and groups.

Overall Results:

●

Operating Revenues – Operating revenues totaled $8,153,000 for the nine months ended September 30, 2024, an increase of $1,281,000 compared to the nine months ended September 30, 2023, driven primarily by increases in leasing, and resort amenities and other.

●

Operating Costs and Expenses – Operating costs and expenses totaled $13,669,000 for the nine months ended September 30, 2024, an increase of $2,895,000 compared to the same period in 2023. This was primarily driven by $4,676,000 in non-cash expenses related to share-based compensation compared to $1,742,000 for the same period in 2023 along with increased expenses related to the lease-up on vacant spaces in our commercial properties.

●	Net loss – Net loss was $5,484,000, or ($0.28) per basic common share and ($0.27) per diluted common share, in the nine months ended September 30, 2024, compared to net loss of $3,673,000 or ($0.19) per basic and diluted common share in the nine months ended September 30, 2023. The increased year-over-year net loss of $1,811,000 was primarily driven by non-cash expenses related to share-based compensation amounting to $4,676,000, and severance payments of $321,000 to the former CEO, which will extend through March 31, 2025.
●

Adjusted EBITDA (Non-GAAP) – Adjusted EBITDA was ($138,000) for the nine months ended September 30, 2024, after adjusting for net non-cash expenses totaling $5,346,000. Of the negative Adjusted EBITDA, ($321,000) was attributed to the former CEO severance, which will end after the first quarter of 2025.

●	Cash and Investments Convertible to Cash (Non-GAAP) – Cash and investments convertible to cash totaled $9,239,000 on September 30, 2024, an increase of $404,000 compared to December 31, 2023. The increase includes a $3,000,000 draw on the Company’s credit facility to invest in strategic improvements to the Company’s portfolio of commercial properties and land.

Lease to the State of Hawai‘i for Temporary Housing

In furtherance of our stated mission to productively use our assets to meet the community’s critical needs, we agreed to lease approximately 50 acres of vacant land to the State of Hawai‘i in an area known as Honokeana, near Napili in Lahaina, Maui, to construct temporary housing for individuals and families displaced by the Maui wildfires on August 8, 2023. The lease is at no cost for five years, plus the duration of time necessary to construct the temporary homes.

The State will fund all costs to complete the project, including approximately $35,500,000 to complete the necessary infrastructure improvements, and we have agreed to administer the construction of such improvements and, at the State’s election, the subsequent housing construction. Our administration services will be at cost and will not contribute to our profits.

Revitalizing MLP’s Commercial Town Centers

We continue to prioritize the revitalization of our commercial centers in West Maui and Hali‘imaile. As part of these efforts, we have been actively pursuing new opportunities to optimize existing tenancy and execute new leases for available commercial space.

Hali‘imaile Pineapple Company, well known for their Maui Pineapple Tours and the Maui Gold pineapple farm, has progressed with updates to their flagship store and plans to open before year end. Aloha Training has also signed a lease in Hali‘imaile commercial space and has ramped up activity in the town with their daily jiu jitsu classes.

In West Maui, Kapalua Ziplines has renewed their long-term commercial lease and land license to continue their unique operations and tours in the West Maui mountains. Their commercial space has relocated to the Kapalua Adventure Center, allowing for growth and an improved experience for their visitors. Honolua Store has also renewed their long-term lease to continue their historic location as a visitor destination and general store for the area.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe Cash and Cash Investments Convertible to Cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation, and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense and pension and post-retirement expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans, and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and investments convertible to cash is a non-GAAP financial measure defined as cash and cash equivalents plus restricted cash and investments. Cash and cash investments convertible to cash is a key measure used by the Company to evaluate internal liquidity. The inclusion of the convertible investments to cash better describes the overall liquidity of the company as convertible investments convert to cash within forty-eight hours of authorization to liquidate the investment portfolio.

Additional Information

More information about the Company’s fiscal year 2023 operating results and the Company’s quarterly period ended September 30, 2024 operating results are available in the Form 10-K filed with the SEC on March 28, 2024, and the Form 10-Q filed with the SEC on November 14, 2024, each of which are posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of its portfolio including over 22,400 acres of land and 247,000 square feet of commercial real estate. The Company envisions a future where people can thrive in resilient communities with sufficient housing supply, economic stability, food and water security and deep connections between people and place. For over a century, the Company has built a legacy of authentic innovation through conservation, agriculture, community building and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the current critical needs and those of future generations.

The Company’s assets include land for future residential and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels, such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to statements regarding the Company’s ability to repurpose its land for productive use, increase Maui’s housing supply, improve tenanting of the village centers, and fill vacancies in our commercial properties. These forward-looking statements are based on the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
	(in thousands except
	per share amounts)
OPERATING REVENUES

Land development and sales	$200	$19
Leasing	7,148	6,249
Resort amenities and other	805	604
Total operating revenues	8,153	6,872

OPERATING COSTS AND EXPENSES
Land development and sales	687	526
Leasing	3,447	2,984
Resort amenities and other	992	1,113
General and administrative	3,336	2,996
Share-based compensation	4,676	2,472
Depreciation	531	683
Total operating costs and expenses	13,669	10,774

OPERATING LOSS	(5,516)	(3,902)

Other income	271	598
Pension and other post-retirement expenses	(234)	(364)
Interest expense	(5)	(5)
NET LOSS	$(5,484)	$(3,673)
Other comprehensive income - pension, net	204	247

TOTAL COMPREHENSIVE LOSS	$(5,280)	$(3,426)

NET LOSS PER COMMON SHARE-BASIC	$(0.28)	$(0.19)
NET LOSS PER COMMON SHARE-DILUTED	$(0.27)	$(0.19)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,138	$5,700
Accounts receivable, net	1,534	1,166
Investments, current portion	2,982	2,671
Prepaid expenses and other assets	795	467
Total current assets	11,449	10,004

PROPERTY & EQUIPMENT, NET	17,061	16,059

OTHER ASSETS
Investments, noncurrent portion	119	464
Investment in joint venture	1,627	1,608
Deferred development costs	13,917	12,815
Other noncurrent assets	1,743	1,273
Total other assets	17,406	16,160
TOTAL ASSETS	$45,916	$42,223

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,293	$1,154
Payroll and employee benefits	631	502
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	307	217
Long-term debt, current portion	85	-
Other current liabilities	548	465
Total current liabilities	4,006	2,480

LONG-TERM LIABILITIES
Accrued retirement benefits, noncurrent portion	1,485	1,550
Deferred revenue, net of current portion	1,267	1,367
Deposits	1,952	2,108
Line of credit	3,000	-
Long-term debt	189	-
Other noncurrent liabilities	27	14
Total long-term liabilities	7,920	5,039
TOTAL LIABILITIES	11,926	7,519

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,657,407 and 19,615,350 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	85,758	84,680
Additional paid-in-capital	14,026	10,538
Accumulated deficit	(59,101)	(53,617)
Accumulated other comprehensive loss	(6,693)	(6,897)
Total stockholders' equity	33,990	34,704
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$45,916	$42,223

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Nine months ended
	September 30,
	2024	2023
	(In thousands except per share
	amounts)

NET LOSS	$(5,484)	$(3,673)
Non-cash income and expenses
Interest expense	5	5
Depreciation	531	683
Amortization of licensing fee revenue	(100)	(100)
Share-based compensation
Vesting of Incentive Stock for former CEO and VP upon separation	-	730
Vesting of Stock Options granted to Board Chair and Directors	2,890	915
Vesting of Stock Compensation granted to Board Chair and Directors	426	478
Vesting of Stock Options granted to CEO	599
Vesting of employee Incentive Stock	761	349
Pension and other post-retirement expenses	234	364

ADJUSTED EBITDA (LOSS)	$(138)	$(249)

	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
	(in thousands)

CASH AND INVESTMENTS CONVERTIBLE TO CASH
Cash and cash equivalents	$6,138	$5,700
Investments, current portion	2,982	2,671
Investments, noncurrent portion	119	464

TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$9,239	$8,835